Exhibit 3.1

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

AMENDED AND

RESTATED ARTICLES OF INCORPORATION

SCANSOURCE, INC.

Pursuant to §33-10-107 of the 1976 South Carolina, as amended, the corporation hereby submits the following information:

1.	NAME. The name of the Corporation is ScanSource, Inc. The original articles of incorporation were filed on December 7, 1992 Corporation under the name of ScanSource, Inc., and the name of the Corporation has never been changed.

2.	OFFICE AND AGENT. The registered office of the corporation is 6 Logue Court, Suite G in the city of Greenville, South Carolina 29615, and the registered agent at such address is Jeffery A. Bryson.

3.	STOCK. The corporation is authorized to issue two classes of stock as follows:

Class of Shares	Authorized Number of Each Class
Common	10,000,000
Preferred Stock	3,000,000

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

a. Common Stock. Authority is hereby expressly granted to and vested in the Board of Directors of this corporation to provide for the issue of common stock. The corporation’s shares of common stock shall have no par value. The holders of record of shares of common stock shall be entitled to unlimited voting rights equating to one (1) vote per outstanding share of common stock on all matters upon which shareholders are entitled to vote. Shares of common stock shall have distribution, dividend, and liquidation rights granted by law or declared by resolution or resolutions of the Board of Directors from time to time, except that in the absence of the establishment of liquidation rights for one or more series of preferred stock (either preferentially to, or on a parity with, the common stock) as provided below, the holders of record of shares of common stock shall be entitled to receive the net assets of this corporation upon dissolution. The distribution, dividend, and liquidation rights associated with the shares of common stock will be subordinated only to the comparable distribution, dividend, or liquidation rights associated with shares of certain series of preferred stock, if any, but only to the extent such preferences, if any, are established for one or more series of preferred stock by the Board of Directors in its discretion as provided below.

b. Preferred Stock. Authority is also hereby expressly granted to and vested in the Board of Directors of this corporation to provide for the issue of preferred stock in one or more series, and in connection therewith to establish by resolution or resolutions of the Board of Directors from time to time providing for the issue of such series, the number of shares to be included in such series, the designation thereof, and the relative rights, preferences, and limitations of each series and the variations in such rights, preferences, and limitations as between series, all to the fullest extent permitted by Section 33-6-102 of the South Carolina Business Corporations Act of 1988, as amended from time to time (the “Act”). Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following with respect to any series of the preferred stock, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

(i) The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinguishing designation thereof.

(ii) The distribution, dividend, and liquidation rights, if any, of such series; the distribution, dividend, or liquidation preferences, if any, as between such series and any other class or series of stock; whether and the extent to which shares of such series shall be entitled to participate in any distributions, dividends, or liquidation proceeds with shares of any other class or series of stock; whether and the extent to which any distributions, dividends, or liquidation proceeds on such series shall be cumulative, noncumulative, or partially cumulative, and any limitations, restrictions, or conditions on the payment of such distributions, dividends, or liquidation proceeds; and whether and the extent to which share dividends of one series of preferred stock may be issued in respect of shares of another series or class without approval of the holders of the series from which the share dividend is to be issued.

(iii) The time or times during which, the price or prices at which, and any other terms or conditions on which, the shares of such series may be redeemed, if redeemable, including without limitation whether redeemable at the option of the corporation, the shareholder, or any other person.

(iv) The par value or absence of par value, and other economic features of such series.

.

(v) The voting powers, if any, in addition to the voting powers prescribed by law for shares of such series as a voting group, if any, and the conditions upon effectiveness, and the terms and limitations for exercise of, such voting powers.

(vi) Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock (including without limitation shares of common stock) or any other securities, and the terms and conditions, if any, applicable to such right, including without limitation whether convertible or exchangeable at the option of the corporation, the shareholder or any other person.

(vii) The terms and conditions of applicable purchase, retirement, or sinking fund, if any, which may be provided for the shares of such series.

(viii) The restrictions, if any, upon the creation of indebtedness, payment of distributions on other classes or series of stock, or creation or issuance of additional securities, ranking on a parity with or prior to such series.

(ix) Other relative, participating, optional, or special rights, qualifications, limitations, values, or restrictions, if any, for shares of such series.

Each such series of preferred stock shall be eligible for issue upon the Board of Directors duly adopting the appropriate resolution or resolutions and filing with the Secretary of State of South Carolina of articles of amendment as set forth in Section 33-6-102 of the Act, which shall be effective without shareholder action.

4.	OPTIONAL PROVISIONS. The optional provisions which the corporation elects to include in the articles of incorporation are as follows:

a. Preemptive Rights. This corporation elects not to have preemptive rights. No shareholder shall be entitled to preemptive rights, and no shares of stock of any class issued by this corporation shall be subject to any preemptive rights.

b. Cumulative Voting. This corporation elects not to have cumulative voting. No shareholder shall be entitled to vote cumulatively for election of directors, and no shares of stock of any class issued by this corporation may be cumulatively voted for election of directors.

c. Evaluation of Offers. To the fullest extent permitted by law, the Board of Directors, when evaluating any offer by another party to (i) make a tender or exchange offer for any equity security of this corporation outside of the ordinary course of business, (ii) merge or consolidate this corporation with any other corporation, (iii) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, or (iv) undertake any similar extraordinary corporate transactions with this corporation, may in its discretion, in connection with the exercise of its judgment in determining what is in the best interests of this corporation and its shareholders, give due consideration to: (aa) all relevant factors, including without limitation the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of this corporation and its subsidiaries, on the communities and geographical areas in which this corporation and its subsidiaries operate or are located, and on any of the businesses and properties of this corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant; and (bb) all features of the consideration being offered, not only in relation to the then current market price for the corporation’s outstanding shares of capital stock, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the Board of Director’s estimate of the future value of this corporation (including the unrealized value of its properties and assets) as an independent going concern.

d. Director Immunity. No director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of such director’s fiduciary duty as a director; provided however, the foregoing shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to this corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the Act; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall eliminate or limit the liability of a director of this corporation to the maximum extent permitted from time to time by the Act or any successor law or laws. Any repeal or modification of the foregoing protection by the shareholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

e. State Antitakeover Law. Articles 1 and 2 (Sections 35-2-101 et seq. and Sections 35-2-201 et seq., respectively, of the Code of Laws of South Carolina, 1976, cum supp. 1992) of the South Carolina Control Share Acquisition and Business Combination Act of 1988 as amended from time to time (the “Antitakeover Act”) shall not apply to control share acquisitions or business combinations (as defined in the Antitakeover Act) involving this corporation. This corporation elects not to be governed by the Antitakeover Act.

f. Miscellaneous. Terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Act. All references to statutory provisions shall be deemed to include corresponding sections of succeeding law. Each provision of these Articles of Incorporation shall be deemed severable from, and shall survive the illegality or invalidity of, any other provision herein.

5.    EFFECTIVE DATE. This application will be effective upon acceptance for filing by the Secretary of State.

DATE: December 23, 1993	SCANSOURCE, INC.

	By:	/s/ Michael L. Baur
Michael L. Baur Its: President

Certificate Accompanying the Amended and Restated

Articles of Incorporation of

ScanSource, Inc.

The attached Amended and Restated Articles of Incorporation contain one or more amendments to the corporation’s articles of incorporation. Pursuant to Section 33-10-107(d)(2), the following information concerning the amendments is hereby submitted:

1.	On December 23, 1993, the corporation adopted the following amendments to its articles of incorporation:

See Exhibit A attached hereto and incorporated herein.

2.	The manner in which the exchange and cancellation of issued shares shall be effected as provided for in the resolutions of the corporation’s shareholders and directors approving the Amendment is as follows:

Immediately following the proper filing in the office of the Secretary of State of South Carolina of these Amended And Restated Articles of Incorporation, the currently issued and outstanding shares of the currently authorized three million (3,000,000) shares of preferred stock, no par value, of the Corporation (“Preferred Stock”) shall be automatically converted into the same number of shares of common stock, no par value, of the Corporation (“Common Stock”) such that any rights, preferences, and limitations that may have existed with respect to such shares of Preferred Stock shall be terminated and the shares of Common Stock into which such shares of Preferred Stock are converted shall have the rights, preferences and limitations as set forth in these Amended And Restated Articles of Incorporation for shares of Common Stock.

3.	The amendments were adopted by shareholder action.

At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares, was:

Voting Group	No. of Outstanding Shares	No. of Votes Entitled to be Cast	No. of Votes Represented at the meeting	No. of Undisputed Shares Voted
				For	Against
Common	252,630	252,630	252,630	252,630	0
Preferred	500,000	500,000	500,000	500,000	0

SCANSOURCE, INC.

By:	/s/ Michael L. Baur
Michael L. Baur Its: President

EXHIBIT A

RESOLVED, that the shareholders of the Corporation deem it advisable and in the best interests of the Corporation that the Articles of Incorporation of the Corporation be amended as follows:

Article 3 of the Articles of Incorporation of the Corporation is amended to read in its entirety as follows:

“3. The corporation is authorized to issue two classes of shares of stock as follows:

Class of Shares	Authorized Number of Each Class
Common Stock	10,000,000
Preferred Stock	3,000,000

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

a. Common Stock. Authority is hereby expressly granted to and vested in the Board of Directors of this corporation to provide for the issue of common stock. The corporation’s shares of common stock shall have no par value. The holders of record of shares of common stock shall be entitled to unlimited voting rights equating to one (1) vote per outstanding share of common stock on all matters upon which shareholders are entitled to vote. Shares of common stock shall have distribution, dividend, and liquidation rights granted by law or declared by resolution or resolutions of the Board of Directors from time to time, except that in the absence of the establishment of liquidation rights for one or more series of preferred stock (either preferentially to, or on a parity with, the common stock) as provided below, the holders of record of shares of common stock shall be entitled to receive the net assets of this corporation upon dissolution. The distribution, dividend, and liquidation rights associated with the shares of common stock will be subordinated only to the comparable distribution, dividend, or liquidation rights associated with shares of certain series of preferred stock, if any, but only to the extent such preferences, if any, are established for one or more series of preferred stock by the Board of Directors in its discretion as provided below.

b. Preferred Stock. Authority is also hereby expressly granted to and vested in the Board of Directors of this corporation to provide for the issue of preferred stock in one or more series, and in connection therewith to establish by resolution or resolutions of the Board of Directors from time to time providing for the issue of such series, the number of shares to be included in such series, the designation thereof, and the relative rights, preferences, and limitations of each series and the variations in such rights, preferences, and limitations as between series, all to the fullest extent permitted by Section 33-6-102 of the South Carolina Business Corporations Act of 1988, as

amended from time to time (the “Act”). Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following with respect to any series of the preferred stock, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

(i) The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinguishing designation thereof.

(ii) The distribution, dividend, and liquidation rights, if any, of such series; the distribution, dividend, or liquidation preferences, if any, as between such series and any other class or series of stock; whether and the extent to which shares of such series shall be entitled to participate in any distributions, dividends, or liquidation proceeds with shares of any other class or series of stock; whether and the extent to which any distributions dividends or liquidation proceeds on such series shall be cumulative, noncumulative, or partially cumulative, and any limitations, restrictions, or conditions on the payment of such distributions, dividends, or liquidation proceeds; and whether and the extent to which share dividends of one series of preferred stock may be issued in respect of shares of another series or class without approval of the holders of the series from which the share dividend is to be issued.

(iii) The time or times during which, the price or prices at which, and any other terms or conditions on which, the shares of such series may be redeemed, if redeemable, including without limitation whether redeemable at the option of the corporation, the shareholder, or any other person.

(iv) The par value or absence of par value, and other economic features of such series.

(v) The voting powers, if any, in addition to the voting powers prescribed by law for shares of such series as a voting group, if any, and the conditions upon effectiveness, and the terms and limitations for exercise of, such voting powers.

(vi ) Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock (including without limitation shares of common stock) or any other securities, and the terms and conditions, if any, applicable to such right, including without limitation whether convertible or exchangeable at the option of the corporation, the shareholder or any other person.

(vii) The terms and conditions of applicable purchase, retirement, or sinking fund, if any, which may be provided for the shares of such series.

(viii) The restrictions, if any, upon the creation of indebtedness, payment of distributions on other classes or series of stock, or creation or issuance of additional securities, ranking on a parity with or prior to such series.

(ix) Other relative, participating, optional, or special rights, qualifications, limitations, values, or restrictions, If any, for shares of such series.

Each such series of preferred stock shall be eligible for issue upon the Board of Directors duly adopting the appropriate resolution or resolutions and filing with the Secretary of State of South Carolina of articles of amendment as set forth in Section 33-6-102 of the Act, which shall be effective without shareholder action.”

Article 5 of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“5. The optional provisions which this corporation elects to include in these Articles of Incorporation are as follows:

a. Preemptive Rights. This corporation elects not to have preemptive rights. No shareholder shall be entitled to preemptive rights, and no shares of stock of any class issued by this corporation shall be subject to any preemptive rights.

b. Cumulative Voting. This corporation elects not to have cumulative voting. No shareholder shall be entitled to vote cumulatively for election of directors, and no shares of stock of any class issued by this corporation may be cumulatively voted for election of directors.

c. Evaluation of Offers. To the fullest extent permitted by law, the Board of Directors, when evaluating any offer by another party to (i) make a tender or exchange offer for any equity security of this corporation outside of the ordinary course of business, (ii) merge or consolidate this corporation with any other corporation, (iii) purchase or otherwise acquire all or substantially all of the properties and assets of this corporation, or (iv) undertake any similar extraordinary corporate transactions with this corporation, may in its discretion, in connection with the exercise of its judgment in determining what is in the best interests of this corporation and its shareholders, give due consideration to: (aa) all relevant factors, including without limitation the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of this corporation and its subsidiaries, on the communities and geographical areas in which this corporation and its subsidiaries operate or are located, and on any of the businesses and properties of this corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant; and (bb) all features of the consideration being offered, not only in relation to the then current market price for the corporation’s outstanding shares of capital stock, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the Board of Director’s estimate of the future value of this corporation (including the unrealized value of its properties and assets) as an independent going concern.

d. Director Immunity. No director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of such director’s fiduciary duty as a director; provided however, the foregoing shall not eliminate or limit the liability of a director; (i) for any breach of the director’s duty of loyalty to this corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the Act; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall eliminate or limit the liability of a director of this corporation to the maximum extent permitted from time to time by the Act or any successor law or laws. Any repeal or modification of the foregoing protection by the shareholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

e. State Antitakeover Law. Articles 1 and 2 (Sections 35-2-101 et seq. and Sections 35-2-201 et seq., respectively, of the Code of Laws of South Carolina, 1976, cum supp. 1992) of the South Carolina Control Share Acquisition and Business Combination Act of 1988 as amended from time to time (the “Antitakeover Act”) shall not apply to control share acquisitions or business combinations (as defined in the Antitakeover Act) involving this corporation. This corporation elects not to be governed by the Antitakeover Act.

f. Miscellaneous. Terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Act. All references to statutory provisions shall be deemed to include corresponding sections of succeeding law. Each provision of these Articles of Incorporation shall be deemed severable from, and shall survive the illegality or invalidity of, any other provision herein.”

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF AMENDMENT

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is ScanSource, Inc.

2.	The date of Incorporation is December 7, 1992.

3.	The Agent’s Name and Address is Jeffery A. Bryson at 6 Logue Court, Greenville, SC 29615.

4.	On December 5 , 2002, the corporation adopted the following Amendment(s) of its Articles of Incorporation:

See Attachment A

5.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”). NA

6.	Complete either “a” or “b”, whichever is applicable.
a.	☒ Amendment(s) adopted by shareholder action.

At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented at the meeting	Number of Undisputed * Shares Voted
				For	Against
Common	5,885,718	5,885,718	5,165,334	4,156,635	1,008,699
Preferred	0	0	0	0	0

* NOTE:

Pursuant to Section 33-10-106(6)(i) of the South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

b.	☐

The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

7.	Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)) of 1976 South Carolina Code of Laws, as amended:

DATE	1/4/03	ScanSource, Inc. (Name of Corporation)

		By:	/s/ Michael L. Baur
(Signature)

Michael L. Baur, President (Type or Print Name and Office)

ATTACHMENT A

Article 3 of the Amended and Restated Articles of Incorporation of ScanSource, Inc. is amended to read in its entirety as follows:

3.    STOCK. The corporation is authorized to issue two classes of shares of stock as follows:

Class of Shares	Authorized Number of Each Class
Common Stock	25,000,000
Preferred Stock	3,000.000

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

a. Common Stock. Authority is hereby expressly granted to and vested in the Board of Directors of this corporation to provide for the issue of common stock. The corporation’s shares of common stock shall have no par value. The holders of record of shares of common stock shall be entitled to unlimited voting rights equating to one ( I ) vote per outstanding share of common stock on all matters upon which shareholders are entitled to vote. Shares of common stock shall have distribution, dividend, and liquidation rights granted by law or declared by resolution or resolutions of the Board of Directors from time to time, except that in the absence of the establishment of liquidation rights for one or more series of preferred stock (either preferentially to, or on a parity with, the common stock) as provided below, the holders of record of shares of common stock shall be entitled to receive the net assets of this corporation upon dissolution. The distribution, dividend, and liquidation rights associated with the shares of common stock will be subordinated only to the comparable distribution, dividend, or liquidation rights associated with shares of certain series of preferred stock, if any, but only to the extent such preferences, if any, arc established for one or more series of preferred stock by the Board of Directors in its discretion as provided below.

b. Preferred Stock. Authority is also hereby expressly granted to and vested in the Board of Directors of this corporation to provide for the issue of preferred stock in one or more series, and in connection therewith to establish by resolution or resolutions of the Board of Directors from time to time providing for the issue of such series, the number of shares to be included in such series, the designation thereof, and the relative rights, preferences, and limitations of each series and the variations in such rights, preferences, and limitations as between series, all to the fullest extent permitted by Section 33-6-102 of the South Carolina Business Corporations Act of 1988, as amended from time to time (the “Act”). Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following with respect to any series of the preferred stock, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

(i) The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinguishing designation thereof.

(ii) The distribution, dividend, and liquidation rights, if any, of such series; the distribution, dividend, or liquidation preferences, if any, as between such series and any other class or series of stock; whether and the extent to which shares of such series shall be entitled to participate in any distributions, dividends, or liquidation proceeds with shares of any other class or series of stock; whether and the extent to which any distributions, dividends, or liquidation proceeds on such series shall be cumulative, noncumulative, or partially cumulative, and any limitations, restrictions, or conditions on the payment of such distributions, dividends, or liquidation proceeds; and whether and the extent to which share dividends of one series of preferred stock may be issued in respect of shares of another series or class without approval of the holders of the series from which the share dividend is to be issued.

(iii) The time or times during which, the price or prices at which, and any other terms or conditions on which, the shares of such series may be redeemed, if redeemable, including without limitation whether redeemable at the option of the corporation, the shareholder, or any other person.

(iv) The par value or absence of par value, and other economic features of such series.

(v) The voting powers, if any, in addition to the voting powers prescribed by law for shares of such series as a voting group, if any, and the conditions upon effectiveness, and the terms and limitations for exercise of, such voting powers.

(vi) Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock (including without limitation shares of common stock) or any other securities, and the terms and conditions, if any, applicable to such right, including without limitation whether convertible or exchangeable at the option of the corporation, the shareholder or any other person.

(vii) The terms and conditions of applicable purchase, retirement, or sinking fund, if any, which may be provided for the shares of such series.

(viii) The restrictions, if any, upon the creation of indebtedness, payment of distributions on other classes or series of stock, or creation or issuance of additional securities, ranking on a parity with or prior to such series.

(ix) Other relative, participating, optional, or special rights, qualifications, limitations, values, or restrictions, if any, for shares of such series.

Each such series of preferred stock shall be eligible for issue upon the Board of Directors duly adopting the appropriate resolution or resolutions and filing with the Secretary of State of South Carolina of articles of amendment as set forth in Section 33-6-102 of the Act, which shall be effective without shareholder action.”

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